EXHIBIT 23.10

CONSENT

I refer to the Registration Statement on Form S-8 of Yamana Gold Inc. dated May 7, 2009 (including all documents incorporated by reference therein, the “Registration Statement”).

I hereby consent to the appearance of my name in the Registration Statement.

Date:	May 7, 2009

/s/ Pamela L. De Mark

		Name:	Pamela L. De Mark, P. Geo.
		Title:	Senior Consultant, Snowden Mining Industry Consultants Inc.